EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Angeion Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
April 30, 1996